Jennison 20/20 Focus Fund
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102




March 28, 2008



VIA EDGAR LINK

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re: Jennison 20/20 Focus Fund
File No. 811-08587



Ladies and Gentlemen,

Enclosed please find the Annual Report on Form NSAR for the above referenced Fund, for the fiscal year ended January 31, 2008. The enclosed is being filed electronically via the EDGAR system.

Yours truly,


/s/ Jonathan D. Shain
Jonathan D. Shain
Assistant Secretary

Enclosure






This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 28th day of March 2008.



Re: Jennison 20/20 Focus Fund
File No. 811-08587





By:  /s/Jonathan D. Shain			By:  /s/ Robert
A. Hymas II
      Jonathan D. Shain				Robert
A. Hymas II
	Assistant Secretary				Witness